Exhibit 10.2

FIRST AMENDMENT TO INVESTMENT BANKING SERVICES AGREEMENT

This First Amendment to Investment Banking Services Agreement (“Amendment”) is made this ______ day of April, 2018, by and between PACIFIC VENTURES GROUP, INC. (the “Company”) and TCA GLOBAL CREDIT MASTER FUND, LP (“TCA”).

W I T N E S S E T H:

WHEREAS, the Company and TCA executed that certain Investment Banking Services Agreement dated as of June 20, 2017 (the “IB Agreement”); and

WHEREAS, the parties hereto desire to modify the terms and provisions of the IB Agreement in accordance with the terms and provisions hereinafter set forth;

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound hereby do agree as follows, to-wit:

1.       The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.       The capitalized terms set forth herein shall have the same meaning ascribed to them in that certain Credit Agreement dated effective as of April ____, 2018, entered into between the Company, certain other credit parties, and TCA (the “Credit Agreement”), unless specifically set forth otherwise herein.

3.       In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the IB Agreement, the terms and provisions of this Amendment shall control to the extent of such conflict or ambiguity.

4.       The Company agrees that the fee due and payable by the Company to TCA under the IB Agreement in the amount of $2,500,000.00 (the “IB Fee”) shall be payable as follows:

(a) Commencing on November 30, 2018, and on the 26th day of each consecutive calendar month thereafter, the Company shall pay to TCA the sum of $27,777.78 (which sum may be payable in Dollars or in shares of Common Stock, as hereinafter provided).

(b) On the Maturity Date, the Company shall pay to TCA the full amount of the IB Fee then remaining unpaid and outstanding, in Dollars.

5.       The Company shall pay each monthly installment of the IB Fee due under Section 4(a) above, either: (i) in Dollars, by wire transfer to an account designated by TCA from time to time; or (ii) by issuing shares of the Company’s Common Stock as hereinafter provided.

6.       If the Company elects to pay any installment of the IB Fee due hereunder in shares of Common Stock, the Company shall issue to TCA, on the date the applicable installment is due, that number of shares of the Company’s Common Stock equal to the installment of the IB fee then due. For purposes of determining the number of shares issuable to TCA under this Section (the “IB Shares”), the Company’s Common Stock shall be valued at a price equal to eighty-five percent (85%) of the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the applicable payment date of the applicable installment (the “Valuation Date”), as reported by Bloomberg (the “VWAP”). TCA shall confirm the VWAP to the Company as of each applicable Valuation Date, and the corresponding number of IB Shares issuable to TCA based on such price. The Company shall instruct its Transfer Agent to issue certificates representing the IB Shares issuable to TCA no later than on the date the installment payment is due, and shall cause its Transfer Agent to deliver such certificates to TCA within three (3) Business Days from the date the installment payment was due. In the event such certificates representing the IB Shares issuable hereunder shall not be delivered to TCA within said three (3) Business Day period, same shall be an immediate default under the IB Agreement, the Credit Agreement, and the other Loan Documents. The IB Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock.

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(i)       Adjustments. It is the intention of the Company and TCA that TCA shall be able to sell (if TCA so elects, in TCA’s sole and absolute discretion) the IB Shares, and generate net proceeds (net of all brokerage commissions and other fees or charges payable by TCA in connection with the sale thereof) from such sale equal to the amount in Dollars that such IB Shares represented (i.e. if an installment payment in the amount of $27,777.78 is paid by issuance of IB Shares, it is intended that when such IB Shares are sold, the net proceeds generated from sale shall equal not less than $27,777.78). TCA shall have the right (but not an obligation) to sell the IB Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws. At any time TCA elects, TCA may deliver to the Company a reconciliation statement showing the net proceeds actually received by TCA from the sale of the IB Shares issued to TCA from time to time (the “Sale Reconciliation”). If, as of the date of the delivery by TCA of the Sale Reconciliation, TCA has not realized net proceeds from the sale of such IB Shares equal to at least the amount in Dollars that such IB shares represented when initially issued, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to TCA in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued IB Shares for any given installment, TCA shall have received total net funds equal to the Dollars represented by each payment of an installment paid in IB Shares. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, TCA still has not received net proceeds equal to at least the amount in Dollars that such IB shares represented when initially issued, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to TCA as contemplated above, and such additional issuances shall continue until TCA has received net proceeds from the sale of such Common Stock equal to the Dollars represented by each payment of an installment paid in IB Shares. In the event TCA receives net proceeds from the sale of IB Shares equal to the IB Fee, and the Lender still has IB Shares remaining to be sold, TCA shall return all such remaining IB Shares to the Company. In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to TCA immediately subsequent to TCA’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its Transfer Agent to deliver such certificates to TCA within three (3) Business Days following the date TCA notifies the Company that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to TCA within said three (3) Business Day period, same shall be an immediate default under the IB Agreement, the Credit Agreement, and the Loan Documents. Notwithstanding anything contained in this Section to the contrary, the Company shall have the right to redeem any IB Shares then in TCA’s possession for an amount payable by the Company to TCA in Dollars equal to the IB Fee, less any net cash proceeds received by TCA from any previous sales of IB Shares. Upon TCA’s receipt of such cash payment in accordance with the immediately preceding sentence, TCA shall return any then remaining IB Shares in its possession back to the Company. The Company’s obligation to pay the IB Fee, whether in cash or thru the sale of IB Shares, shall be an Obligation under the Credit Agreement, secured by all Loan Documents, and failure by the Company to pay such IB Fee in full as required by the IB Agreement and this Amendment shall be an immediate Event of Default under the IB Agreement, the Credit Agreement, and under the other Loan Documents.

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(ii)       Mandatory Redemption. Notwithstanding anything contained in the IB Agreement, this Amendment, the Credit Agreement, or any other Loan Documents to the contrary, the full amount of the IB Fee shall be due and payable in full and in Dollars by the earlier to occur of: (A) the occurrence of an Event of Default; or (B) the Maturity Date. In the event TCA has not received the full amount of the IB Fee, in Dollars (including Dollars received thru the realization of net proceeds from the sale of IB Shares) by the earlier to occur of: (A) the occurrence of an Event of Default; or (B) the Maturity Date, then without in any manner limiting TCA’s rights and remedies in connection with such failure, at any time thereafter, TCA shall have the right, upon written notice to the Company, to require that the Company redeem all IB Shares then in TCA’s possession for Dollars equal to the IB Fee, less any cash payments previously received by TCA towards payment of the IB Fee, and less cash proceeds received by TCA from any previous sales of IB Shares, if any. In the event such redemption notice is given by TCA, such redemption shall occur and be payable by wire transfer to an account designated by TCA within five (5) Business Days from the date TCA delivers such redemption notice to the Company.

(iii)       Piggyback Registration Rights. In the event that the Company files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Effective Date, any IB Shares issued or issuable to TCA shall be registered pursuant to such registration statement.

(iv)       Surviving Obligations. The Company agrees and acknowledges that notwithstanding the termination of the Credit Agreement, or the payment in full of all of the Loans thereunder, or other obligations under any other Loan Documents, the Company’s obligations and liability under the IB Agreement for payment of the IB Fee, and TCA’s Lien and security interest on all Collateral, shall survive, shall remain valid and effective and shall not be released or terminated, until TCA receives the full amount of the IB Fee in cash, either through the sale of IB Shares, or through cash payments as contemplated above.

7.       Except as modified hereby, the terms and provisions of the IB Agreement remain in full force and effect, are incorporated herein by this reference and ratified and confirmed.

8.       This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

COMPANY:

PACIFIC VENTURES GROUP, INC.

By:
Name:
Title:

TCA:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Name:	Robert Press
Title:	Director

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